SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2003
FILE NUMBER 811-1540
SERIES NO.: 3


74U.     1.   Number of shares outstanding
              Class A Shares               545,513
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares               413,122
              Class C Shares                49,471
              Class R Shares                    70
              Institutional Shares             225

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $15.50
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $8.75
              Class C Shares                 $8.76
              Class R Shares                 $9.34
              Institutional Shares           $9.47